Exhibit 99.1

Contacts:	Valerie Moens (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Appoints Brian Gladden CFO

•	Former Dell CFO and GE Executive to Assume Role Dec. 1

•	David Brearton to Focus on Launch of Global Coffee Joint Venture

DEERFIELD, IL – Oct. 9, 2014 – Mondelēz International, the world’s pre-eminent maker of chocolate, biscuits, gum and candy, today announced that Brian Gladden, 49, is joining the company as Executive Vice President and Chief Financial Officer, effective Dec. 1. He will succeed David Brearton, 53, who will assume a new role that focuses primarily on the establishment and launch of the joint venture with D.E Master Blenders 1753 to form Jacobs Douwe Egberts. The JV is expected to close in 2015 and will create the world’s leading pure-play coffee company with more than $7 billion in revenue. Both Gladden and Brearton will report to Mondelēz International Chairman and CEO Irene Rosenfeld.

Brearton will remain CFO through Dec. 1. Gladden’s first day at Mondelēz International will be October 13, and he will work closely with Brearton to ensure a smooth transition.

Most recently, Gladden was Senior Vice President and CFO of Dell, Inc., the Texas-based technology company. While at Dell, Gladden played a key leadership role in its transformation from a PC-focused company to a broad technology solutions company, as well as in its leveraged buyout earlier this year. He led all aspects of the finance function, and was also responsible for global information technology, security, facilities, corporate strategy and corporate development. Previously, he was the president and CEO of SABIC Innovative Plastics, the successor company to General Electric Company’s Plastics business, after spending almost 20 years in senior financial and operational positions at GE. He ultimately led the sale of the GE Plastics business to SABIC in 2007.

“Adding Brian to our leadership team will accelerate our progress in becoming the best snacking company in the world,” said Rosenfeld. “Brian has a proven track record in financial and operating discipline, aggressive cost management to expand margins and fund growth, and building and leading a global business services operation. This background, together with his extensive experience operating in emerging markets, creating shareholder value and developing talent, will greatly benefit our global organization and our shareholders.”

“I am very excited to partner with Irene and the entire Mondelēz International team to help accelerate the aggressive transformation agenda that the company has launched. I look forward to working with Dave and ensuring a seamless transition. I can’t wait to get started,” said Gladden.

Brearton will assume his new position as EVP, Strategic Initiatives on Dec. 1. “Dave has played a key role in many of our company’s transformations, especially in the split of Kraft Foods to form Mondelēz International and in the integration of the Cadbury and LU acquisitions,” said Rosenfeld. “I thank Dave for his partnership as CFO these past three years and am delighted that he’ll continue to bring his significant experience to the execution of our transformation initiatives and to the successful launch of our coffee JV.”

Brearton has been CFO of Mondelēz International since it was launched in 2012. He was named CFO of Kraft Foods Inc. the prior year and helped to lead its successful division into two separate companies. Brearton began his career with the company in 1984 in his native Canada. Before being named CFO, he held a series of senior finance roles, including SVP, Finance at Kraft Foods International, and Corporate Controller.

“We have an aggressive agenda at Mondelēz International, and I’m proud of all that we’ve accomplished to date. I’m happy to be welcoming a seasoned financial leader like Brian to the organization as we accelerate our growth and cost agendas, allowing me to focus on establishing our coffee joint venture at this critical juncture,” said Brearton.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2013 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Oreo, LU and Nabisco biscuits; Cadbury, Cadbury Dairy Milk and Milka chocolate; Trident gum; Jacobs coffee and Tang powdered beverages. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow us on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements

This press release contains forward-looking statements. Words, and variations of words, such as “will,” “expect” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: the timeframe for completing the coffee transaction and the financial prospects for the new company; and our progress in becoming the best snacking company in the world. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, risks that we will fail to successfully complete the transaction within the anticipated timeframe, as well as risks from operating globally and in emerging markets, weakness in economic conditions, unanticipated disruptions to our business and increased competition. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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